Exhibit 99.2
NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 24, 2009	April 25, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,494,153	$936,479
Short-term investments	1,110,053	227,911
Accounts receivable, net	426,384	582,110
Inventories	61,104	70,222
Prepaid expenses and other assets	119,887	123,514
Short-term deferred income taxes	207,050	127,197

Total current assets	3,418,631	2,067,433

PROPERTY AND EQUIPMENT, net	807,923	693,792
GOODWILL	680,986	680,054
INTANGIBLE ASSETS, net	45,744	90,075
LONG-TERM INVESTMENTS AND RESTRICTED CASH	127,317	331,105
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	372,065	208,529

	$5,452,666	$4,070,988

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$137,826	$178,233
Accrued compensation and related benefits	204,168	202,929
Other accrued liabilities	170,159	154,331
Accrual for GSA settlement	128,715	—
Income taxes payable	4,735	6,245
Deferred revenue	1,013,569	872,364

Total current liabilities	1,659,172	1,414,102

LONG-TERM DEBT AND OTHER OBLIGATIONS	1,429,499	318,658
LONG-TERM DEFERRED REVENUE	701,649	637,889

	3,790,320	2,370,649

STOCKHOLDERS’ EQUITY	1,662,346	1,700,339

	$5,452,666	$4,070,988

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except net income per share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	April 24, 2009	April 25, 2008	April 24, 2009	April 25, 2008
REVENUES:
Product	$506,168	$629,610	$2,152,657	$2,242,474
Software entitlements and maintenance	164,672	136,268	618,352	486,896
Service	209,518	171,854	764,099	573,797
GSA settlement	(715)	—	(128,715)	—

Net revenues	879,643	937,732	3,406,393	3,303,167

COST OF REVENUES:
Cost of product	245,205	269,804	1,007,642	942,924
Cost of software entitlements and maintenance	2,415	2,014	9,179	8,572
Cost of service	98,129	93,042	399,657	338,295

Total cost of revenues	345,749	364,860	1,416,478	1,289,791

GROSS MARGIN	533,894	572,872	1,989,915	2,013,376

OPERATING EXPENSES:
Sales and marketing	287,355	296,457	1,186,141	1,075,588
Research and development	124,985	124,968	498,495	452,205
General and administrative	52,175	47,793	203,698	171,536
Restructuring and other charges	35,451	447	54,406	447

Total operating expenses	499,966	469,665	1,942,740	1,699,776

INCOME FROM OPERATIONS	33,928	103,207	47,175	313,600

OTHER INCOME (EXPENSES), net:
Interest income	11,716	14,316	57,610	64,610
Interest expense	(7,510)	(1,860)	(26,865)	(7,990)
Gain (loss) on investments, net	(2,646)	—	(29,571)	12,614
Other income (expenses), net	197	(578)	(3,520)	(135)

Total other income (expenses), net	1,757	11,878	(2,346)	69,099

INCOME BEFORE INCOME TAXES	35,685	115,085	44,829	382,699

PROVISION (BENEFIT) FOR INCOME TAXES	(39,398)	25,264	(41,716)	72,961

NET INCOME	$75,083	$89,821	$86,545	$309,738

NET INCOME PER SHARE:
BASIC	$0.23	$0.26	$0.26	$0.88

DILUTED	$0.23	$0.26	$0.26	$0.86

SHARES USED IN PER SHARE CALCULATION:
BASIC	330,918	342,308	330,279	351,676

DILUTED	333,088	348,492	334,575	361,090

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	April 24, 2009	April 25, 2008	April 24, 2009	April 25, 2008
Cash Flows from Operating Activities:
Net income	$75,083	$89,821	$86,545	$309,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,704	39,832	170,538	144,184
Stock-based compensation	42,157	34,886	140,754	147,964
Impairment of investments	2,646	—	20,273	(12,614)
Asset impairment and write-offs	3,308	1,013	31,573	1,841
Allowance for doubtful accounts	(757)	463	1,146	818
Deferred income taxes	(52,696)	26,673	(124,176)	(53,031)
Deferred rent	1,752	3,280	4,789	3,912
Income tax benefit from stock-based compensation	19,256	(37,161)	59,660	48,195
Excess tax benefit from stock-based compensation	(17,579)	1,716	(52,507)	(45,391)
Changes in assets and liabilities:
Accounts receivable	(81,421)	(114,249)	148,845	(27,741)
Inventories	21,085	(10,198)	9,126	(15,382)
Prepaid expenses and other assets	928	(27,025)	3,596	(7,549)
Accounts payable	15,187	53,896	(26,969)	20,031
Accrued compensation and related benefits	18,968	23,776	12,874	18,754
Other accrued liabilities	11,423	(855)	30,139	3,974
Accrual for GSA settlement	715	—	128,715	—
Income taxes payable	(1,767)	(6,286)	(1,440)	(47,300)
Other liabilities	(505)	49,722	10,643	117,469
Deferred revenue	81,303	163,998	219,301	401,014

Net cash provided by operating activities	179,790	293,302	873,425	1,008,886

Cash Flows from Investing Activities:
Net redemptions (purchases) of investments	(291,866)	167,731	(116,783)	376,449
Reclassification from cash and cash equivalents to short-term investments	—	—	(597,974)	—
Change in restricted cash	780	607	336	(793)
Net proceeds (purchases) of nonmarketable and marketable securities	(50)	—	757	14,919
Purchases of property and equipment	(134,756)	(63,433)	(289,657)	(188,280)
Purchase of business net of cash acquired	—	(99,601)	—	(99,390)

Net cash provided by (used in) investing activities	(425,892)	5,304	(1,003,321)	102,905

Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	17,596	14,510	91,014	114,697
Tax withholding payments reimbursed by restricted stock	(930)	(169)	(5,115)	(6,020)
Excess tax benefit from stock-based compensation	17,579	(1,716)	52,507	45,391
Proceeds from revolving credit facility	—	56,000	—	318,754
Proceeds from issuance of convertible notes	—	—	1,265,000	—
Payment of financing costs	—	—	(26,581)	—
Sale of common stock warrants	—	—	163,059	—
Purchase of note hedge	—	—	(254,898)	—
Repayment of debt	—	(28,790)	—	(85,110)
Repayment of revolving credit facility	—	(133,400)	(172,600)	(146,400)
Repurchases of common stock	—	(59,453)	(399,981)	(903,704)

Net cash provided by (used in) financing activities	34,245	(153,018)	712,405	(662,392)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,190)	14,532	(24,835)	(1,999)

Net Increase (Decrease) in Cash and Cash Equivalents	(214,047)	160,120	557,674	447,400
Cash and Cash Equivalents:
Beginning of period	1,708,200	776,359	936,479	489,079

End of period	$1,494,153	$936,479	$1,494,153	$936,479